Joint and Several Liability Agreement

Exhibit 4.61

Joint Lease Agreement

Party A: Beijing Gaoling Estate Development Co., Ltd. (hereinafter “Party A”)
Party B: Beijing AirInbox Information Technologies, Co., Ltd. (hereinafter “Party B”)
Party C: Beijing Boya Wuji Technologies Co., Ltd. (hereinafter “Party C”)
Party D: Beijing Wireless Interactive Network Technologies Co., Ltd. (hereinafter “Party D”)
Party E: Beijing Xinrui Network Technologies Co., Ltd.(hereinafter “Party E”)
Party F: KongZhong China (hereinafter “Party F”)
Party G: Beijing Chengxitong Information Technologies Co., Ltd. (hereinafter “Party G”)
Party H: KongZhong Information Technologies (Beijing) Co., Ltd. (hereinafter “Party H”)

In accordance with the relevant provisions of the General Principles of the Civil Law of the People’s Republic of China and the Contract Law of the People’s Republic of China, it is agreed as follows as a supplement to the Realty Lease Contracts with reference numbers of DC-ZW-TD-012, DC-ZW-TD-030, TD0196, DC-ZW-TD-04, DC-ZW-TD-05, DC-ZW-TD-06, DC-ZW-TD-07, DC-ZW-TD-20 and TD0131 which are signed between Party A and each of Party B, Party C, Party D, Party E, Party F, Party G, and Party H.

1.
Party B, Party C, Party D, Party E, Party F, Party G, and Party H shall jointly lease from Party A rooms 01/02/03/10/11 on the 7th floor, the entire 8th floor, the 32nd floor, the 33rd floor and the 35th floor of the Tengda Plaza owned by Party A for the purpose of office use. Party A has signed Realty Lease Contracts with each of Party B, Party C, Party D, Party E, Party F, Party G, and Party H, i.e. Realty Lease Contracts No. DC-ZW-TD-012/DC-ZW-TD-030/TD0196 (under which Party B is the Lessee), Realty Lease Contract No. DC-ZW-TD-04 (under which Party C is the Lessee), Realty Lease Contract No. DC-ZW-TD-05 (under which Party D is the Lessee), Realty Lease Contract No. DC-ZW-TD-06 (under which Party E is the Lessee), Realty Lease Contract No. DC-ZW-TD-07 (under which Party F is the Lessee), Realty Lease Contract No. DC-ZW-TD-20 (under which Party G is the Lessee) and Realty Lease Contract No. TD0131 (under which Party H is the Lessee).

2.
As Party B, Party C, Party D, Party E, Party F, Party G, and Party H jointly lease the office premises from Party A, Party B, Party C, Party D, Party E, Party F, Party G, and Party H shall all assume relevant obligations to Party A. After the negotiation among Party A, Party B, Party C, Party D, Party E, Party F, Party G, and Party H, it is jointly agreed as follows:

Joint and Several Liability Agreement

(1)
if any of Party B, Party C, Party D, Party E, Party F, Party G and Party H breaches the relevant provisions under the applicable Realty Lease Contract, and such breaching party fails to correct the breach within 14 working days after the receipt of the written notification from Party A regarding such breach, Party B, Party C, Party D, Party E, Party F, Party G, and Party H shall be held liable to Party A jointly and severally and Party A has the right to claim against any or all of the parties. Party B, Party C, Party D, Party E, Party F, Party G, and Party H shall unconditionally comply with the relevant Realty Lease Contract signed between Party A and the breaching party and compensate Party A for the relevant losses;

(2)
if any of Party B, Party C, Party D, Party E, Party F, Party G and Party H fails to make the relevant payment (including, without limitation, the rental and property management charges) in a timely manner according to the terms of the relevant Realty Lease Contract, or any of Party B, Party C, Party D, Party E, Party F, Party G and Party H unilaterally terminates the relevant Realty Lease Contract, any other party shall make payment to Party A regarding the rental, property management charges, and other payable expenses according to the amount and payment term of the same as provided in the Realty Lease Contract signed between Party A and the breaching party, until the lease term of any of Party B, Party C, Party D, Party E, Party F, Party G and Party H is expired. If any of Party B, Party C, Party D, Party E, Party F, Party G and Party H fails to make a payment on schedule and none of the other parties has paid the payment due in a timely manner, it shall be deemed that Party B, Party C, Party D, Party E, Party F, Party G and Party H have breached the contract, and Party A therefore has the right to terminate the Realty Lease Contracts signed with Party B, Party C, Party D, Party E, Party F, Party G and Party H and withhold the Deposits paid by Party B, Party C, Party D, Party E, Party F, Party G and Party H as liquidated damages. If such Deposits are not sufficient to compensate for Party A’s losses, Party A has the right to claim the deficiency from any and all of Party B, Party C, Party D, Party E, Party F, Party G and Party H; and

(3)	during the lease term, none of Party B, Party C, Party D, Party E, Party F, Party G and Party H shall be allowed to add a lessee to jointly lease the Premises.

3.
The agreement signed between Party A on the one part and Party B, Party C, Party D, Party E and Party F on the other part as of May 12, 2008 shall be automatically terminated upon the effective date of this Agreement.

4.
This Agreement is a supplement to each of Realty Lease Contracts No. DC-ZW-TD-012/DC-ZW-TD-030/TD0196 (under which Party B is the Lessee), Realty Lease Contract No. DC-ZW-TD-04 (under which Party C is the Lessee), Realty Lease Contract No. DC-ZW-TD-05 (under which Party D is the Lessee), Realty Lease Contract No. DC-ZW-TD-06 (under which Party E is the Lessee), Realty Lease Contract No. DC-ZW-TD-07 (under which Party F is the Lessee), Realty Lease Contract No. DC-ZW-TD-20 (under which Party G is the Lessee) and Realty Lease Contract No. TD0131 (under which Party H is the Lessee), and shall have equal legal effect as the above nine Realty Lease Contracts. If there is any conflict between the terms of this Agreement and the terms of any of the above Realty Lease Contracts, the terms of the Agreement shall prevail.

Joint and Several Liability Agreement

5.
This Agreement is made in sixteen original copies, of which each of Party A, Party B, Party C, Party D, Party E, Party F, Party G and Party H shall keep two and all of which shall have equal legal effect. The Agreement shall take effect on the date when all the parties have signed or sealed the same.

Party A: Beijing Gaoling Estate Development Co., Ltd.

Legal Representative or Authorized Representative: (signature)

Dated: August 28, 2008

Party B: Beijing AirInbox Information Technologies, Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Party C: Beijing Boya Wuji Technologies Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Party D: Beijing Wireless Interactive Network Technologies Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Joint and Several Liability Agreement

- No Content, Signature Page -

Party E: Beijing Xinrui Network Technologies Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Party F: KongZhong China

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Party G: Beijing Chengxitong Information Technologies Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008

Party H: KongZhong Information Technologies (Beijing) Co., Ltd.

Legal Representative or Authorized Representative: (seal)

Dated: August 28, 2008